Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Daniel P. Florin (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of February 28, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Daniel P. Florin
Name:	Daniel P. Florin